RIGHTS AGREEMENT


                            	dated as of

                            	May 3, 2000


                             	between


                	FREEPORT-McMoRan COPPER & GOLD INC.


                               	and


             	CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,

                       	as Rights Agent

                      	TABLE OF CONTENTS


                                                                       	Page
		Section 1.  Definitions                                               	 1
		Section 2.  Appointment of Rights Agent	                                6
		Section 3.  Issue of Right Certificates	                                6
		Section 4.  Form of Right Certificates	                                 8
		Section 5.  Countersignature and Registration                          	8
		Section 6.  Transfer and Exchange of Right Certificates; Mutilated,
               Destroyed, Lost or Stolen Right Certificates	              9
		Section 7.  Exercise of Rights; Purchase Price; Expiration Date of
               Rights	                                                   10
		Section 8.  Cancellation and Destruction of Right Certificates        	11
		Section 9.  Reservation and Availability of Capital Stock	             12
		Section 10.  Preferred Stock Record Date	                              13
		Section 11.  Adjustment of Purchase Price, Number and Kind of Shares
                or Number of Rights                                     	13
		Section 12.  Certificate of Adjusted Purchase Price or Number of
                Shares	                                                  22
		Section 13.  Consolidation, Merger or Sale or Transfer of Assets or
                Earning Power                                           	23
		Section 14.  Fractional Rights and Fractional Shares	                  25
		Section 15.  Rights of Action	                                         27
		Section 16.  Agreement of Right Holders	                               27
		Section 17.  Right Certificate Holder Not Deemed a Stockholder	        28
		Section 18.  Concerning the Rights Agent	                              28
		Section 19.  Merger or Consolidation or Change of Name of Rights
                Agents                                                  	29
		Section 20.  Duties of Rights Agent                                   	29
		Section 21.  Change of Rights Agent	                                   32
		Section 22.  Issuance of New Right Certificates	                       33
		Section 23.  Redemption	                                               33
		Section 24.  Exchange	                                                 34
		Section 25.  Notice of Proposed Actions	                               35
		Section 26.  Notices	                                                  36
		Section 27.  Supplements and Amendments                               	36
		Section 28.  Successors	                                               37
		Section 29.  Determinations and Actions by the Board, etc	             37
		Section 30.  Benefits of this Agreement	                               37
		Section 31.  Severability	                                             37
		Section 32.  Governing Law	                                            37
		Section 33.  Counterparts	                                             38
		Section 34.  Descriptive Headings	                                     38

Exhibit A	 	Form of Certificate of Designations of Preferred Stock
Exhibit B	 	Form of Right Certificate
Exhibit C	 	Summary Description of the Stockholder Rights Plan

                            	RIGHTS AGREEMENT

     AGREEMENT dated as of May 3, 2000 between Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent (the "Rights Agent"),

	W I T N E S S E T H
WHEREAS, on May 2, 2000 the Board of Directors of the Company authorized and declared a dividend of one preferred stock purchase right (a "Right") for each share of Common Stock (as hereinafter defined) outstanding at the Close of Business on May 16, 2000 (the "Record Date") and has authorized the issuance, upon the terms and subject to the conditions hereinafter set forth, of one Right (subject to adjustment) in respect of each share of Common Stock issued after the Record Date, each Right representing the right to purchase, upon the terms and subject to the conditions hereinafter set forth, one one-hundredth (subject to adjustment) of a share of Preferred Stock (as hereinafter defined);
NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions. The following terms, as used herein, have the following meanings:

"Acquiring Person" means any Person who, together with all Affiliates and Associates of such Person, is the Beneficial Owner of the Threshold Percentage, but shall not include an Exempt Person; provided, however, that (a) if the Board determines in good faith that a Person who would otherwise be an "Acquiring Person" has become the Beneficial Owner of a number of shares of Common Stock, Class A Common Stock or Class B Common Stock such that the Person would otherwise qualify as an "Acquiring Person" inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock, Class A Common Stock or Class B Common Stock that would otherwise cause such Person to be an "Acquiring Person" or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock, Class A Common Stock or Class B Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing, exercising or influencing control of the Company, then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement unless and until such Person shall have failed to divest itself, as soon as practicable (as determined, in good faith, by the Board of Directors of the Company), of Beneficial Ownership of a sufficient number of shares of Common Stock, Class A Common Stock or Class B Common Stock so that such Person would no longer otherwise qualify as an "Acquiring Person;" and (b) no Person shall become an "Acquiring Person" as the result of any acquisition of shares of Common Stock, Class A Common Stock or Class B Common Stock by the Company which, by reducing the number of shares of Common Stock, Class A Common Stock or Class B Common Stock outstanding, increases the proportionate number of shares of Common Stock, Class A Common Stock or Class B Common Stock beneficially owned by such Person to the Threshold Percentage; provided, however, that if a Person shall become the Beneficial Owner of the Threshold Percentage by reason of such share acquisition by the Company and shall thereafter become the Beneficial Owner of any additional shares of Common Stock, Class A Common Stock or Class B Common Stock (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Stock, Class A Common Stock or Class B Common Stock or pursuant to a split or subdivision of the outstanding Common Stock, Class A Common Stock or Class B Common Stock), then such Person shall be deemed to be an "Acquiring Person" unless upon becoming the Beneficial Owner of such additional shares of Common Stock, Class A Common Stock or Class B Common Stock such Person does not beneficially own the Threshold Percentage.
"Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date hereof.
A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to have

"Beneficial Ownership" of and to "beneficially own," any securities:
          	(a) 	that such Person or any of its Affiliates or Associates,
directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on the date hereof);
          	(b) 	that such Person or any of its Affiliates or Associates,
directly or indirectly, has
               	(i) 	the right to acquire (whether such right is exercisable
immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial
Owner" of, or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such
Person's Affiliates or Associates until such tendered securities are accepted for purchase, (B) securities that such Person has a right to acquire upon the exercise of Rights at any time prior to the time that any Person becomes an
Acquiring Person or (C) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof
("Original Rights") or pursuant to Section 11(i) or Section 11(p) with respect to an adjustment to Original Rights; or
               	(ii) 	the right to vote (whether such right is exercisable
immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided that a Person shall not be deemed the
"Beneficial Owner" of, or to "beneficially own", any security under this clause
(ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the
Exchange Act and (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
          	(c) 	that are beneficially owned, directly or indirectly, by any
other Person (or any Affiliate or Associate thereof) and with respect to which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in subparagraph (b)(ii)
immediately above) or disposing of any such securities;
	provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person's status or authority as such, to be the "Beneficial Owner" of, to have "Beneficial
Ownership" of or to "beneficially own" any securities that are "beneficially owned," including, without limitation, in a fiduciary capacity, by an Exempt
Person or by any other such officer, director or employee of an Exempt Person.

"Board" means the Board of Directors of the Company.

"Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the States of New Jersey or Texas are authorized or obligated by law or executive order to close.

"Class A Common Stock" means the Class A Common Stock, par value $0.10 per share, of the Company.

"Class B Common Stock" means the Class B Common Stock, par value $0.10 per share, of the Company.

"Close of Business" on any given date means 5:00 P.M., Central time, on such date; provided that if such date is not a Business Day "Close of Business" means 5:00 P.M., Central time, on the next succeeding Business Day.

"Common Stock" means the Class A Common Stock, the Class B Common Stock and any other common stock of the Company, except that, when used with reference to any Person other than the Company, "Common Stock" means the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

"Company Voting Stock" means any capital stock of the Company which is then entitled to vote for the election of directors.

"Distribution Date" means the earlier of (a) the Close of Business on the tenth day after the Stock Acquisition Date and (b) the Close of Business on the tenth Business Day (or such later day as may be designated prior to the occurrence of a Section 11(a)(ii) Event by action of the Board) after the date of the commencement of a tender or exchange offer by any Person if, upon consummation thereof, such Person would be an Acquiring Person; provided, however, that if either of such dates occurs after the date of this Agreement and on or prior to the Record Date, then the Distribution Date shall be the Record Date.

"Exempt Person" shall mean the Company or any Subsidiary of the Company, in each case including, without limitation, in its fiduciary capacity, or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Expiration Date" means the earlier of (a) the Final Expiration Date and (b) the time at which all Rights are redeemed as provided in Section 23 or exchanged as provided in Section 24.

"Final Expiration Date" means the Close of Business on May 16, 2010.

"Majority Shares" means the number of shares of Company Voting Stock as will elect a majority of the directors of the Company.

"Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization.

"Preferred Stock" means the Series A Participating Cumulative Preferred Stock, par value $0.10 per share, of the Company, having the terms set forth in the form of certificate of designations attached hereto as Exhibit A.

"Purchase Price" means the price (subject to adjustment as provided herein) at which a holder of a Right may purchase one one-hundredth of a share of Preferred Stock (subject to adjustment as provided herein) (or, in accordance with Section 11(a)(ii), may purchase the Adjustment Shares (as defined therein)) upon exercise of a Right, which price shall initially be $60.00.

"Section 11(a)(ii) Event" means any event described in the first clause of
Section 11(a)(ii).

"Section 13 Event" means any event described in clauses (x), (y) or (z) of
Section 13(a).

"Securities Act" means the Securities Act of 1933, as amended.

"Stock Acquisition Date" means the date of the first public announcement (including through the filing of a report on Schedule 13D under the Exchange Act (or any comparable or successor report)) by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

"Subsidiary" of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

"Threshold Percentage", as of any date of determination, means (i) as long as that certain Agreement dated as of May 2, 1995, by and between the Company and Rio Tinto Indonesia Limited ("Rio Tinto") remains in effect, with respect to Rio Tinto and its Affiliates and Associates, that percentage of Class A Common Stock, Class B Common Stock or Common Stock that would result in Rio Tinto and its Affiliates and Associates having Beneficial Ownership of shares of Company Voting Stock equal to or greater than the Majority Shares; provided that, solely for purposes of such calculation, the shares of Company Voting Stock, issuable upon exercise of warrants, options or other rights, or upon conversion or exchange of convertible or exchangeable securities, owned by Rio Tinto and its Affiliates and Associates, shall be treated as outstanding Company Voting Stock; and (ii) with respect to any other Person and its Affiliates and Associates, (a) 20% of all then-outstanding Common Stock, (b) 20% of all then-outstanding Class A Common Stock or (c) 20% of all then-outstanding Class B Common Stock.

"Trading Day" means a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

"Triggering Event" means any Section 11(a)(ii) Event or any Section 13 Event.

Section 2.  Appointment of Rights Agent.    The Company hereby appoints the
Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents (each, a "Co-Rights Agent") as it may deem necessary or desirable. If the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and any Co-Rights Agents shall be as the Company shall determine, and references herein to the "Rights Agent" shall be deemed to refer to the Rights Agent and/or the Co-Rights Agent, as applicable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such Co-Rights Agent.

Section 3.  Issue of Right Certificates.  (a)  Prior to the Distribution Date,
(i) the Rights will be evidenced (subject to the next to the last sentence of this Section 3(a)) by the certificates for the Common Stock and not by separate
Right Certificates (as hereinafter defined) and the registered holders of the
Common Stock shall be deemed to be the registered holders of the associated
Rights, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock.  As soon as practicable after the Record Date, the Company will send a copy of the Summary of Rights substantially in the form of Exhibit C hereto, by first-class mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Record Date at the address of such holder shown on the records of the
Company. With respect to certificates for Common Stock outstanding as of the
Record Date, prior to the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof with or without a copy of the Summary of Rights.  Prior to the Distribution Date (or, if
earlier, the Expiration Date), the surrender for transfer of any certificate for
Common Stock outstanding on the Record Date, with or without a copy of the
Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby.
     	(b) 	As soon as practicable after the Company has notified the Rights
Agent of the occurrence of the Distribution Date and has provided the Rights
Agent with a list of the holders of the Company's Common Stock, the Rights Agent will send, by first-class, insured mail, postage prepaid, to each record holder of the Common Stock as of the Close of Business on the Distribution Date (other than any Acquiring Person or any Affiliate or Associate thereof), at the address of such holder shown on the records of the Company, one or more Right
Certificates evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held.  If an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11 the Company shall, at the time of distribution of the Right Certificates, make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that
Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights.  From and after the Distribution
Date, the Rights will be evidenced solely by such Right Certificates.
     	(c) 	Rights shall be issued in respect of all shares of Common Stock outstanding as of the Record Date or issued (on original issuance or out of treasury) after the Record Date but prior to the earlier of the Distribution
Date and the Expiration Date.  In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the
Expiration Date, the Company (i) shall, with respect to shares of Common Stock so issued or sold (x) pursuant to the exercise of stock options or under any employee plan or arrangement or (y) upon the exercise, conversion or exchange of other securities issued by the Company prior to the Distribution Date and (ii)
may, in any other case, if deemed necessary or appropriate by the Board, issue
Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that no such Right Certificate shall be issued if, and to the extent that, (i) the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued or (ii) appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.
     	(d) 	Certificates issued for Common Stock after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:
		This certificate also evidences certain Rights as set forth in a
Rights Agreement between Freeport-McMoRan Copper & Gold Inc. and ChaseMellon
Shareholder Services, L.L.C. dated as of May 3, 2000 and as amended from time to time (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company.  The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor.  Under certain circumstances, as set forth in the Rights
Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire.
As set forth in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.

Section 4. Form of Right Certificates. The certificates evidencing the Rights (and the forms of assignment, election to purchase and certificates to be printed on the reverse thereof) (the "Right Certificates") shall be substantially in the form of Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement and which do not affect the rights, duties or responsibilities of the Rights Agent, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Right Certificates, whenever distributed, shall be dated as of the Record Date.

Section 5.  Countersignature and Registration.  (a)  The Right Certificates
shall be executed on behalf of the Company by its Chief Executive Officer, its President, any Executive Vice President or any Senior Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.
The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may, nevertheless, be countersigned by the Rights Agent and issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.
     	(b) 	Following the Distribution Date and receipt by the Rights Agent of all relevant information, the Rights Agent will keep or cause to be kept, at its office designated as the place for surrender of Right Certificates upon exercise, transfer or exchange, books for registration and transfer of the Right Certificates. Such books shall show with respect to each Right Certificate the name and address of the registered holder thereof, the number of Rights indicated on the certificate and the certificate number.

Section 6. Transfer and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) At any time after the Distribution Date and prior to the Expiration Date, any Right Certificate or Certificates may, upon the terms and subject to the conditions set forth in this Agreement, be transferred or exchanged for another Right Certificate or Certificates evidencing a like number of Rights as the Right Certificate or Certificates surrendered. Any registered holder desiring to transfer or exchange any Right Certificate or Certificates shall surrender such Right Certificate or Certificates (with, in the case of a transfer, the form of assignment and certificate on the reverse side thereof duly executed) to the Rights Agent at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Certificates until the registered holder of the Rights has complied with the requirements of Section 7(e). Upon satisfaction of the foregoing requirements, the Rights Agent shall, subject to Sections 7(d), 14 and 24, countersign and deliver to the Person entitled thereto a Right Certificate or Certificates as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge that may be imposed in connection with any transfer or exchange of any Right Certificate or Certificates. The Rights Agent shall have no duty or obligation under this Section 6 unless and until it is satisfied that all such taxes and/or charges have been paid in full.
     	(b) 	Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights.  (a)
The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including Sections 7(d), 7(e),
9(c), 11(a), 23  and 24) in whole or in part at any time after the Distribution
Date and prior to the Expiration Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly and properly executed, to the Rights Agent at the office of the
Rights Agent designated for such purpose, together with payment (in lawful money of the United States of America by certified check or bank draft payable to the order of the Company) of the aggregate Purchase Price with respect to the Rights then to be exercised and an amount equal to any applicable transfer tax or other governmental charge.
     	(b) 	Upon satisfaction of the requirements of Section 7(a) and subject to
Section 20(k), the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights
Agent is the transfer agent therefor) certificates for the total number of one one-hundredths of a share of Preferred Stock to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests) or (B) if the Company shall have elected to deposit the shares of
Preferred Stock issuable upon exercise of the Rights with a depositary agent, requisition from the depositary agent depositary receipts representing interests in such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section
14 and (iii) after receipt of such certificates or depositary receipts and cash, if any, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate (with such certificates or receipts registered in such name or names as may be designated by such holder).  If the Company is obligated to deliver Common Stock, other securities or assets pursuant to this
Agreement, the Company will make all arrangements necessary so that such other securities and assets are available for delivery by the Rights Agent, if and when necessary to comply with this Agreement.
     	(c) 	In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing the number of Rights remaining unexercised shall be issued by the
Rights Agent and delivered to, or upon the order of, the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Sections 6 and 14.
     	(d) 	Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring
Person, (ii) a transferee of an Acquiring Person (or of any such Associate or
Affiliate) who becomes a transferee after the Acquiring Person becomes such or
(iii) a transferee of an Acquiring Person (or of any such Associate or
Affiliate) who becomes a transferee prior to or concurrently with the Acquiring
Person becoming such and receives such Rights pursuant to either (A) a transfer
(whether or not for consideration) from the Acquiring Person (or any such
Associate or Affiliate) to holders of equity interests in such Acquiring Person
(or in any such Associate or Affiliate) or to any Person with whom the Acquiring
Person (or any such Associate or Affiliate) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(d) shall become null and void without any further action, and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this
Agreement or otherwise.  The Company shall notify the Rights Agent when this
Section 7(d) applies and shall use all reasonable efforts to insure that the provisions of this Section 7(d) are complied with, but neither the Company nor the Rights Agent shall have any liability to any holder of Right Certificates or other Person as a result of the Company's failure to make any determinations with respect to an Acquiring Person or its Affiliates and Associates or any
transferee of any of them hereunder.
     	(e) 	Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer pursuant to Section 6 or exercise pursuant to this Section 7 unless such registered holder (i) shall have properly completed and signed the certificate contained in the form of assignment or election to purchase, as the case may be, set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise, as the case may be, (ii) shall not have indicated
an affirmative response to clause 1 or 2 thereof and (iii) shall have provided such additional evidence of the identity of the Beneficial Owner (or former
Beneficial Owner) or Affiliates or Associates thereof as the Company or the
Rights Agent shall reasonably request.

Section 8.  Cancellation and Destruction of Right Certificates.    All Right
Certificates surrendered for exercise, transfer or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by this Agreement. The Company shall deliver to the Rights Agent for cancellation, and the Rights Agent shall cancel, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  Reservation and Availability of Capital Stock.  (a)  The Company
covenants and agrees that it will cause to be reserved and kept available a number of shares of Preferred Stock that are authorized but not outstanding or otherwise reserved for issuance sufficient to permit the exercise in full of all outstanding Rights as provided in this Agreement.
     	(b) 	So long as the Preferred Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all securities reserved for such issuance to be listed on any such exchange upon official notice of issuance upon such exercise.
     	(c) 	The Company shall use its best efforts (i) to file, as soon as practicable following the earliest date after the occurrence of a Section
11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section
11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date.  The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or blue sky laws of the various states in connection with the exercisability of the Rights.  The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in Section 9(c)(i), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective.  Upon any such suspension, the Company shall promptly notify the Rights Agent thereof and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt notice thereof to the Rights Agent) at such time as the suspension is no longer in effect.  Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, such exercise therefor shall not be permitted under applicable law or a registration statement in respect of such securities shall not have been declared effective.
     	(d) 	The Company covenants and agrees that it will take all such action as may be necessary to insure that all one one-hundredths of a share of
Preferred Stock issuable upon exercise of Rights shall, at the time of delivery of the certificates for such securities (subject to payment of the Purchase
Price), be duly and validly authorized and issued and fully paid and nonassessable.
     	(e) 	The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and other governmental charges that may be payable in respect of the issuance or delivery of the Right
Certificates and of any certificates for Preferred Stock upon the exercise of
Rights.  The Company shall not, however, be required to pay any transfer tax or other governmental charge that may be payable in respect of any transfer involved in the issuance or delivery of any Right Certificates or of any certificates for Preferred Stock to a Person other than the registered holder of the applicable Right Certificate, and prior to any such transfer, issuance or delivery any such tax or other governmental charge shall have been paid by the holder of such Right Certificate or it shall have been established to the
Company's satisfaction that no such tax or other governmental charge is due.

Section 10.  Preferred Stock Record Date.    Each Person (other than the
Company) in whose name any certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any transfer taxes or other governmental charges) was made; provided that if the date of such surrender and payment is a date upon which the transfer books of the Company relating to the Preferred Stock are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company except as provided herein.

Section 11.  Adjustment of Purchase Price, Number and Kind of Shares or Number
of Rights.    (a)  (i)  If the Company shall at any time after the date of this
Agreement (A) pay a dividend on the Preferred Stock payable in shares of
Preferred Stock, (B) subdivide the outstanding Preferred Stock into a greater number of shares, (C) combine the outstanding Preferred Stock into a smaller number of shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger involving the Company), the Purchase
Price in effect immediately prior to the record date for such dividend or the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or other capital stock issuable on such date shall be proportionately adjusted so that each holder of a Right shall
(except as otherwise provided herein, including Section 7(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to such date, the aggregate number and kind of shares of
Preferred Stock or other capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the applicable transfer books of the Company were open, such holder would have been entitled to receive upon such exercise and by virtue of such dividend, subdivision, combination or reclassification.  If an event occurs that requires an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).
     	(ii) 	If any Person, alone or together with its Affiliates and Associates, shall, at any time after the date of this Agreement, become an Acquiring Person, then each holder of a Right shall (except as otherwise provided herein, including Section 7(d)) thereafter be entitled to receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of a
Section 11(a)(ii) Event, in lieu of Preferred Stock, such number of duly authorized, validly issued, fully paid and nonassessable shares of Class B
Common Stock of the Company or, if there are no longer separate classes of
Common Stock, shares of Common Stock of the Company  (such shares being referred to herein as the "Adjustment Shares") as shall be equal to the result obtained by dividing
          	(x)	the product obtained by multiplying the Purchase Price in
effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the "Purchase Price" for each Right) by
          	(y)	50% of the current market price (determined pursuant to
Section 11(d)(i)) per share of Class B Common Stock or Common Stock, as the case may be, on the date of such first occurrence;
	provided, however, that the Purchase Price (as so adjusted pursuant this clause (ii) and the number of Adjustment Shares so receivable upon exercise of a
Right shall, following the occurrence of such Section 11(a)(ii) Event, be subject to further adjustment as appropriate in accordance with Section 11(f).
From and after the occurrence of a Section 13 Event, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section
11(a)(ii).
     	(iii) 	If the number of shares of Class B Common Stock or Common
Stock, as the case may be, that are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance other than upon exercise of the Rights is not sufficient to permit the exercise in full of the
Rights in accordance with Section 11(a)(ii), the Company shall, with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the Purchase Price then in effect, (A) (to the extent available)
shares of Common Stock and then, (B) (to the extent available) such number of one one-hundredths of a share of Preferred Stock as are then equivalent in value to the value of the Adjustment Shares, and then, if necessary, (C)  other equity or debt securities of the Company, cash or other assets, a reduction in the
Purchase Price or any combination of the foregoing, having an aggregate value
(based upon the advice of a nationally recognized investment banking firm) equal to the value of the Adjustment Shares; provided that (x) the Company may, and
(y) if the Company shall not have made adequate provision as required above to deliver value within 30 days following the first occurrence of a Section
11(a)(ii) Event (the "Substitution Period"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, (1) (to the extent available) shares of Common
Stock, and then (2)  (to the extent available) one-hundredths of a share of
Preferred Stock and then, if necessary, (3)  other equity or debt securities of the Company, cash or other assets or any combination of the foregoing, having an aggregate value (based upon the advice of a nationally recognized investment banking firm) equal to the excess of the value of the Adjustment Shares over the
Purchase Price.  To the extent that the Company determines that some action is required to be taken pursuant to the preceding sentence, the Company (x) shall provide, subject to Section 7(d), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to decide the appropriate form and value of any consideration to be delivered as referred to in the preceding sentence.  If any such suspension occurs, the Company shall promptly notify the Rights Agent thereof and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt notice thereof to the Rights Agent) at such time as the suspension is no longer in effect.  For purposes of this Section 11(a)(iii), the value of Class B Common Stock or Common Stock shall be the current market price per share of such Class B Common Stock or Common Stock (as determined pursuant to Section 11(d)) on the date of the first occurrence of a Section
11(a)(ii) Event; any common stock equivalent shall be deemed to have the same value as the Class B Common Stock or Common Stock on such date; and the value of other securities or assets shall be determined pursuant to Section 11(d)(iii).
     	(b) 	In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within 45 calendar days after such record date) Preferred Stock (or securities having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into or exercisable for Preferred
Stock (or equivalent preferred stock) at a price per share of Preferred Stock
(or equivalent preferred stock) (in each case, taking account of any conversion or exercise price) less than the current market price (as determined pursuant to
Section 11(d)) per share of Preferred Stock on such record date, the Purchase
Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock that the aggregate price (taking account of any conversion or exercise price) of the total number of shares of Preferred Stock (and/or equivalent preferred stock) so to be offered would purchase at such current market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of additional shares of Preferred Stock (and/or equivalent preferred stock) so to be offered.  In case such subscription price may be paid by delivery of consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.  Shares of
Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation.  Such adjustment shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.
     	(c) 	In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger involving the Company) of evidences of indebtedness, equity securities other than Preferred Stock, assets
(other than a regular periodic cash dividend out of the earnings or retained earnings of the Company) or rights, options or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, less the value (as determined pursuant to Section 11(d)(iii)) of such evidences of indebtedness, equity securities, assets, rights, options or warrants so to be distributed with respect to one share of Preferred Stock and the denominator of which shall be such current market price per share of Preferred Stock.  Such adjustment shall be made successively whenever such a record date is fixed, and if such distribution is not so made, the Purchase Price shall be adjusted to be the
Purchase Price that would then be in effect if such record date had not been fixed.
     	(d) 	(i)  For the purpose of any computation hereunder other than computations made pursuant to Section 11(a)(iii) or 14, the "current market price" per share of Class B Common Stock or Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Class B
Common Stock or Common Stock for the 30 consecutive Trading Days ending on the last Trading Day immediately prior to such date; for purposes of computations made pursuant to Section 11(a)(iii), the "current market price" per share of
Class B Common Stock or Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Class B Common Stock or
Common Stock for the 10 consecutive Trading Days immediately following such date; and for purposes of computations made pursuant to Section 14, the "current market price" per share of Class B Common Stock or Common Stock for any Trading
Day shall be deemed to be the closing price per share of such Class B Common
Stock or Common Stock for such Trading Day; provided that if the current market price per share of such Class B Common Stock or Common Stock is determined during a period following the announcement by the issuer of such Common Stock of
(A) a dividend or distribution on such Common Stock payable in shares of such
Common Stock or securities exercisable for or convertible into shares of such
Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the
"current market price" shall be properly adjusted to take into account ex-
dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares of Class B Common Stock or Common Stock are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such shares of Class B Common Stock or Common Stock are listed or admitted to trading or, if such shares of Class B Common Stock or Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use or, if on any such date such shares of Class B Common Stock or Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Class B Common Stock or Common Stock selected by the Board.  If on any such date no market maker is making a market in such Class B Common Stock or Common Stock, the fair value of such shares on such date as determined in good faith by the Board (or, if at the time of such determination there is an
Acquiring Person, by a nationally recognized investment banking firm) shall be used.  If the Class B Common Stock or Common Stock is not publicly held or not so listed or traded, the "current market price" per share of such Class B Common
Stock or Common Stock means the fair value per share as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring
Person, by a nationally recognized investment banking firm, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
          	(ii) 	For the purpose of any computation hereunder, the "current
market price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in Section 11(d)(i) (other than the last sentence thereof).  If the current market price per share of Preferred
Stock cannot be determined in such manner, the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 100 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock, the Class A
Common Stock or the Class B Common Stock occurring after the date of this
Agreement) multiplied by the current market price per share of the Class B
Common Stock (as determined pursuant to Section 11(d)(i) (other than the last sentence thereof)).  If neither the Class B Common Stock nor the Preferred Stock is publicly held or so listed or traded, the "current market price" per share of the Preferred Stock shall be determined in the same manner as set forth in the last sentence of Section 11(d)i).  For all purposes of this Agreement, the
"current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the "current market price" of one share of Preferred Stock divided by 100.
          	(iii) 	For the purpose of any computation hereunder, the value
of any securities or assets other than Common Stock or Preferred Stock shall be the fair value as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.
     	(e) 	Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.
All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Class B Common Stock or Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be.
     	(f) 	If at any time, as a result of an adjustment made pursuant to
Section 11(a)(ii) or Section 13(a), the holder of any Right shall be entitled to receive upon exercise of such Right any shares of capital stock other than
Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in
Section 11(a), 11(b), 11(c), 11(e), 11(g), 11(h), 11(i), 11(j), 11(k) and 11(m),
and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred
Stock shall apply on like terms to any such other shares.
     	(g) 	All Rights originally issued by the Company subsequent to any adjustment made hereunder shall evidence the right to purchase, at the Purchase
Price then in effect, the then applicable number of one one-hundredths of a share of Preferred Stock and other capital stock of the Company issuable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
     	(h) 	Unless the Company shall have exercised its election as provided in
Section 11(i) upon each adjustment of the Purchase price as a result of the calculations made in Section 11(b) and 11(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by
(i) multiplying (x) the number of one one-hundredths of a share for which a
Right was exercisable immediately prior to this adjustment by (y) the Purchase
Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
     	(i) 	The Company may elect on or after the date of any adjustment of the
Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of a Right.  Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price.  The Company shall make a public announcement and promptly notify the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least
10 days later than the date of the public announcement.  If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right
Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the
Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase
Price) and shall be registered in the names of the holders of record of Right
Certificates on the record date specified in the public announcement.
     	(j) 	Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-hundredth of a share and the number of shares that were expressed in the initial Right Certificates issued hereunder.
     	(k) 	Before taking any action that would cause an adjustment reducing the
Purchase Price below the par value, if any, of the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.
     	(l) 	In any case in which this Section 11 shall require that an
adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (and shall promptly notify the
Rights Agent of any such election) until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-hundredths of a share of Preferred Stock or other capital stock of the Company, if any, issuable upon such exercise over and above the number of one one-hundredths of a share of Preferred Stock or other capital stock of the
Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.
     	(m) 	Anything in this Section 11 to the contrary notwithstanding, the
Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exercisable for Preferred Stock, stock dividends or issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.
     	(n) 	The Company covenants and agrees that it will not at any time after the Distribution Date (i)  consolidate, merge or otherwise combine with or (ii)
sell or otherwise transfer (and/or permit any of its Subsidiaries to sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or
Persons if (x) at the time of or immediately after such consolidation, merger, combination or sale there are any rights, warrants or other instruments or securities outstanding or any agreements or arrangements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, combination or sale, the stockholders of a Person who constitutes, or would constitute, the "Principal Party" for the purposes of
Section 13 shall have received a distribution of Rights previously owned by such
Person or any of its Affiliates and Associates.
     	(o) 	The Company covenants and agrees that after the Distribution Date, it will not, except as permitted by Sections 23, 24 and 27, take (or permit any
Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.
     	(p) 	Notwithstanding anything in this Agreement to the contrary, if at any time after the date hereof and prior to the Distribution Date the Company shall (i) pay a dividend on the outstanding shares of Common Stock, Class A
Common Stock or Class B Common Stock payable in shares of Common Stock, Class A
Common Stock or Class B Common Stock, (ii)  subdivide the outstanding Common
Stock, Class A Common Stock or Class B Common Stock into a larger number of shares or (iii) combine the outstanding Common Stock, Class A Common Stock or
Class B Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock, Class A Common Stock or Class B
Common Stock, as the case may be, then outstanding, or issued or delivered thereafter as contemplated by Section 3(c), shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock,
Class A Common Stock or Class B Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock, Class A Common Stock or Class B Common Stock, as
applicable, immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock, Class A Common Stock or
Class B Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common
Stock, Class A Common Stock or Class B Common Stock, as applicable, outstanding immediately following the occurrence of such event.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed, statement of the facts and computations for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preferred Stock and the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing affected shares of Common Stock) in the manner set forth in Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.

Section 13.  Consolidation, Merger or Sale or Transfer of Assets or Earning
Power.  (a)  If, following the occurrence of a Section 11(a)(ii) Event, directly or indirectly,
          	(x) 	the Company shall consolidate with, merge into, or otherwise combine with, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation, merger or combination,
          	(y) 	any Person shall merge into, or otherwise combine with, the
Company, and the Company shall be the continuing or surviving corporation of such merger or combination and, in connection with such merger or combination, all or part of the outstanding shares of Common Stock or the outstanding shares of Class A Common Stock or Class B Common Stock shall be changed into or exchanged for other stock or securities of the Company or any other Person, cash or any other property, or
          	(z)	the Company and/or one or more of its Subsidiaries shall sell or otherwise transfer, in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or
Persons, then, and in each such case, proper provision shall promptly be made so that
          	(i) 	each holder of a Right shall thereafter be entitled to
receive, upon exercise thereof at the Purchase Price in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event, such number of duly authorized, validly issued, fully paid and nonassessable shares of freely tradeable Common Stock of the Principal Party (as hereinafter defined), not subject to any rights of call or first refusal, liens, encumbrances or other claims, as shall be equal to the result obtained by dividing
               	(A) 	the product obtained by multiplying the Purchase Price
in effect immediately prior to the first occurrence of a Section 11(a)(ii) Event by the number of one one-hundredths of a share of Preferred Stock for which a
Right was exercisable immediately prior to such first occurrence (such product being thereafter referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by
               	(B) 	50% of the current market price (determined pursuant to
Section 11(d)(i)) per share of the Common Stock of such Principal Party on the date of consummation of such consolidation, merger, combination, sale or transfer;
	provided, however, that the Purchase Price (as so adjusted pursuant to the foregoing clause (i)(A)) and the number of shares of Common Stock of such
Principal Party so receivable upon exercise of a Right shall be subject to further adjustment as appropriate in accordance with Section 11(f) to reflect any events occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer;
          	(ii) 	the Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, combination, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;
          	(iii) 	the term "Company" shall thereafter be deemed to refer
to such Principal Party, it being specifically intended that the provisions of
Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and
          	(iv) 	such Principal Party shall take such steps (including the
authorization and reservation of a sufficient number of shares of its Common
Stock to permit exercise of all outstanding Rights in accordance with this
Section 13(a)) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its
Common Stock thereafter deliverable upon the exercise of the Rights.
     	(b) 	"Principal Party" means
          	(i) 	in the case of any transaction described in Section 13(a)(x)
or (y), the Person that is the issuer of any securities into which shares of
Class A Common Stock, Class B Common Stock or Common Stock of the Company are
converted in such merger, consolidation or combination, and if no securities are so issued, the Person that survives or results from such merger, consolidation or combination; and
          	(ii) 	in the case of any transaction described in Section 13(a)(z), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;
	provided that in any such case, (A) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and
(B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.
     	(c) 	The Company shall not consummate any such consolidation, merger, combination, sale or transfer unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which are not outstanding or otherwise reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such
Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and
13(b) and providing that, as soon as practicable after the date of any consolidation, merger, combination, sale or transfer mentioned in Section 13(a), the Principal Party will:
          	(i) 	prepare and file a registration statement under the Securities
Act with respect to the securities issuable upon exercise of the Rights, and will use its best efforts to cause such registration statement (A) to become effective as soon as practicable after such filing and (B) to remain effective
(with a prospectus at all times meeting the requirements of the Securities Act)
until the Expiration Date; and
          	(ii) 	deliver to holders of the Rights historical financial
statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange
Act.

Section 14.  Fractional Rights and Fractional Shares.  (a)  The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Right Certificates that evidence fractional Rights. In lieu of fractional Rights, the Company shall pay to the registered holders of the Right Certificates with regard to which fractional Rights otherwise would be issuable an amount in cash equal to the same fraction of the current market price of a whole Right.  For purposes of this Section 14(a), the current market price of a whole Right shall be the closing price of a Right for the Trading Day immediately prior to the date on which such fractional Rights would otherwise have been issuable. The closing price of a Right for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the current market price of the Rights on such date shall be as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm.
     	(b) 	The Company shall not be required to issue fractions of shares of
Preferred Stock (other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates that evidence fractional shares of Preferred Stock
(other than fractions that are integral multiples of one one-hundredth of a share of Preferred Stock). In lieu of any such fractional shares of Preferred Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market price of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to
Section 11(d)) for the Trading Day immediately prior to the date of such exercise.
     	(c) 	Following the occurrence of any Triggering Event or upon any exchange pursuant to Section 24, the Company shall not be required to issue fractions of shares of Class B Common Stock or Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of such Common Stock. In lieu of fractional shares of Class B Common Stock or Common Stock, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the current market price of a share of Class
B Common Stock or Common Stock, as applicable. For purposes of this Section 14(c), the current market price of a share of Class B Common Stock or Common Stock shall be the closing price of a share of Class B Common Stock or Common Stock, as applicable (as determined pursuant to Section 11(d)(i)) for the
Trading Day immediately prior to the date of such exercise or exchange.
     	(d) 	The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.

Section 15.  Rights of Action.   All rights of action in respect of this
Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of certificates representing Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of any certificate representing Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of any certificate representing Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16.  Agreement of Right Holders.  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
          	(a) 	prior to the Distribution Date, the Rights will be
transferable only in connection with the transfer of Common Stock;
          	(b) 	after the Distribution Date, the Right Certificates are
transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;
          	(c) 	subject to Sections 6 and 7, the Company and the Rights Agent
may deem and treat the Person in whose name a Right Certificate (or, prior to the Distribution Date, a certificate representing shares of Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby
(notwithstanding any notations of ownership or writing on the Right Certificate or the certificate representing shares of Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the
Company nor the Rights Agent, subject to the last sentence of Section 7(d), shall be affected by any notice to the contrary; and
          	(d) 	notwithstanding anything in this Agreement to the contrary,
neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation;
provided that the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18.  Concerning the Rights Agent.  (a)  The Company agrees to pay to the
Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the preparation, delivery, execution, administration and amendment of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, (as finally determined by a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights
Agent in connection with the acceptance and administration of this Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability.  The indemnity provided herein shall survive the termination of this Agreement and the termination and expiration of the Rights.  The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company.
     	(b) 	The Rights Agent shall be authorized to rely on, shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the acceptance and administration of this
Agreement or the exercise or performance of its duties hereunder in reliance upon any Right Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19.  Merger or Consolidation or Change of Name of Rights Agents.   (a)
Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
     	(b) 	In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights
Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20.  Duties of Rights Agent.  The Rights Agent undertakes the duties and obligations, and only the duties and obligations, expressly imposed by this
Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
          	(a) 	The Rights Agent may consult with legal counsel (who may be
legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the
Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.
          	(b) 	Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter
(including, without limitation, the identity of any "Acquiring Person" and the determination of "current market price") be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter
(unless other evidence in respect thereof be herein specifically prescribed)
shall be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President, any Executive Vice
President, any Senior Vice President and by the Treasurer or any Assistant
Treasurer or the Secretary or any Assistant Secretary of the Company and
delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of  any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.
          	(c) 	The Rights Agent shall be liable hereunder only for its own
gross negligence, bad faith or willful misconduct (as finally determined by a court of competent jurisdiction).  Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights
Agent has been advised of the possibility of such loss or damage.
          	(d) 	The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the
Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
          	(e) 	The Rights Agent shall not have any liability for, nor be
under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights
Agent) or in respect of the validity or execution of any Right Certificate
(except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to
Section 7(d)) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right
Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Preferred Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.
          	(f) 	The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights
Agent of the provisions of this Agreement.
          	(g) 	The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the
Chief Executive Officer, the President, any Executive Vice President,  any
Senior Vice President, or the Secretary or any Assistant Secretary or the
Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights
Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the advice or instructions of any such officer.
          	(h) 	The Rights Agent and any stockholder, Affiliate, director,
officer or employee of the Rights Agent may buy, sell or deal in any of the
Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement.  Nothing herein shall preclude the Rights
Agent from acting in any other capacity for the Company or for any other Person.
          	(i) 	The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, to any holders of Rights or to any other
Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct in the selection and continued
employment thereof.
          	(j) 	No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not assured to it.
          	(k) 	If, with respect to any Right Certificate surrendered to the
Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and, subsequent to the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in Section 21(a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Preferred Stock, and, subsequent to the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock issuable upon exercise of the Rights made in accordance with the provisions of this Agreement.

Section 23. Redemption. (a) The Board may, at its option, at any time prior to the earlier of (i) the occurrence of a Section 11(a)(ii) Event and (ii) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Redemption Price shall be payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine.
     	(b) 	Immediately upon the action of the Board electing to redeem the
Rights (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and thereafter the only right of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly thereafter give notice of such redemption to the Rights Agent and the holders of the Rights in the manner set forth in
Section 26; provided that the failure to give, or any defect in, such notice shall not affect the validity of such redemption. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

Section 24. Exchange. (a) At any time after the occurrence of a Section 11(a)(ii) Event, the Board may, at its option, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to Section 7(d)) for shares of Class B Common Stock or, if there are no longer separate classes of Common Stock, shares of Common Stock, at an exchange ratio of one share of Class B Common Stock or Common Stock, as the case may be, per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding or 50% or more of the shares of Class A Common Stock or Class B Common Stock then outstanding. From and after the occurrence of a Section 13 Event, any Rights that theretofore have not been exchanged pursuant to this Section 24(a) shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 24(a). The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.
     	(b) 	Immediately upon the effectiveness of the action of the Board electing to exchange any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights will terminate and thereafter the only right of the holders of such Rights shall be to receive that number of shares of Class B Common Stock or Common Stock, as the case may be, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly thereafter give notice of such exchange to the Rights Agent and the holders of the Rights to be exchanged in the manner set forth in Section 26; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Class B Common Stock or Common Stock, as the case may be, for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to Section 7(d)) held by each holder of Rights.
     	(c) 	The Company may at its option substitute (and, in the event that there shall not be sufficient shares of Class B Common Stock or Common Stock, as the case may be, issued but not outstanding or authorized but unissued to permit the exchange of Rights for Class B Common Stock or Common Stock ordered in accordance with Section 24(a), the Company shall substitute to the extent of such insufficiency), for each share of Class B Common Stock or Common Stock that would otherwise be issuable upon exchange of a Right, a number of one one hundredths of a share of Preferred Stock such that the current market price (determined pursuant to Section 11(d)) of such number of one one hundredths of a share of Preferred Stock is equal to the current market price (determined pursuant to Section 11(d)) of one share of Class B Common Stock or Common Stock, as the case may be, as of the date of such exchange.

Section 25.  Notice of Proposed Actions.  (a)  In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or
(ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision or combination of outstanding shares of Preferred Stock) or (iv) to effect any consolidation or merger with any other Person, or to effect and/or to permit one or more of its Subsidiaries to effect any sale or other transfer, in one transaction or a series of related transactions, of assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries, taken as a whole, to any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, to the extent feasible, and to the Rights Agent, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of any such dividend, distribution or offering of rights or warrants, or the date on which any such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Preferred
Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 25(a)(i) or 25(a)(ii) above at least 20 days prior to the record date for determining holders of the Preferred Stock entitled to participate in such dividend, distribution or offering, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of
Preferred Stock, whichever shall be the earlier.  The failure to give notice required by this Section or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.
     	(b) 	Notwithstanding anything in this Agreement to the contrary, prior to the Distribution Date a public filing by the Company with the Securities and
Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Agreement and no other notice need be given to such holders.
     	(c) 	If a Triggering Event shall occur, then, in any such case, (i) the
Company shall as soon as practicable thereafter give to each holder of a Right, in accordance with Section 26, and to the Rights Agent, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) or 13, as the case may be, and (ii) all references in Section 25(a) to Preferred Stock shall be deemed thereafter to refer to Class B Common Stock, Common Stock or other capital stock, as the case may be.

Section 26. Notices. Notices to or demands on the Company authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the address of the Company indicated on the signature page hereof or such other address as the Company shall specify in writing to the Rights Agent. Subject to the provisions of Section 21, any notice to or demand on the Rights Agent authorized by this Agreement to be given or made by the Company or by the holder of any Right shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the address of the Rights Agent indicated on the signature page hereof or such other address as the Rights Agent shall specify in writing to the Company. Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing shares of Common Stock) shall be sufficiently given or made if sent by first-class mail (postage prepaid) to the address of such holder shown on the registry books of the Company.

Section 27. Supplements and Amendments. For so long as the Rights are then redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of certificates representing shares of Common Stock. At any time when the Rights are no longer redeemable, the Company may, and the Rights Agent shall if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights; provided, however, that no such supplement or amendment may (a) adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), (b) cause this Agreement again to become amendable other than in accordance with this sentence, or (c) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section, and provided such supplement or amendment does not change or increase the Rights Agent's duties, liabilities or obligations hereunder, the Rights Agent shall execute such supplement or amendment.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Determinations and Actions by the Board, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock, Class A Common Stock or Class B Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock, Class A Common Stock or Class B Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) under the Exchange Act as in effect on the date of this Agreement. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or exchange or not to redeem or exchange the Rights or to amend the Agreement).

Section 30. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the certificates representing the shares of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the certificates representing the shares of Common Stock).

Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 32. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

Section 34. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Agreement and shall be ignored in the construction and interpretation hereof

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

	FREEPORT-McMoRan COPPER & 	GOLD INC.



	By:		/s/ Richard C. Adkerson
		Name:	Richard C. Adkerson
		Title:	President and Chief
			Operating Officer

		1615 Poydras Street
		New Orleans, Louisiana 70112
		Attention:	Secretary


	CHASEMELLON SHAREHOLDER SERVICES, L.L.C.



	By: /s/ David M. Cary
		Name:	David M. Cary
		Title:	Assistant Vice President

		2323 Bryan Street
		Suite 2300
		Dallas, TX  75201
		Attention:  Relationship Manage

                               	EXHIBIT A


                               	FORM OF
                       	CERTIFICATE OF DESIGNATIONS
	                                  OF
                   	SERIES A PARTICIPATING CUMULATIVE
                           	PREFERRED STOCK

                                  	OF

                  	FREEPORT-McMoRan COPPER & GOLD INC.

                    	Pursuant to Section 151 of the
                    	General Corporation Law of the
                          	State of Delaware


     We, Richard C. Adkerson, President and Chief Operating Officer, and Douglas
N. Currault II, Assistant Secretary, of Freeport-McMoRan Copper & Gold Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware ("Delaware Law"), in accordance with the provisions thereof, DO HEREBY CERTIFY:
That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on May 2, 2000, duly adopted the following resolution creating a series of Preferred Stock in the amount and having the designations, voting powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof as follows:

Section 1. Designation and Number of Shares. The shares of such series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 2,500,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

Section 2.  Dividends and Distributions.
          	(a) 	The holders of shares of Series A Preferred Stock shall be
entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on February
1, May 1, August 1 and November 1 of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first
Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 and (ii) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions
(other than (A) a dividend payable in shares of Class A Common Stock or Class B
Common Stock of the Corporation or, if there are no longer separate classes of common stock, shares of the Common Stock of the Corporation, in each case par value $0.10 per share, (any such Common Stock, the "Common Stock") or (B) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding
Quarterly Dividend Payment Date, or, with respect to the first Quarterly
Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock.  If the Corporation shall at any time after
May 16, 2000 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause 2(a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          	(b) 	The Corporation shall declare a dividend or distribution on
the Series A Preferred Stock as provided in paragraph 2(a) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses 2(a)(ii)(A) and 2(a)(ii)(B) above); provided that if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent
Quarterly Dividend Payment Date (or, with respect to the first Quarterly
Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly
Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred
Stock shall nevertheless be payable on such subsequent Quarterly Dividend
Payment Date.
          	(c) 	Dividends shall begin to accrue and be cumulative on
outstanding shares of Series A Preferred Stock from the Quarterly Dividend
Payment Date next preceding the date of issue of such shares of Series A
Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly
Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A
Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-
by-share basis among all such shares at the time outstanding. The Board of
Directors may fix a record date for the determination of holders of shares of
Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.  In addition to any other voting rights required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:
          	(a) 	Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Corporation.  If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of
Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.
          	(b) 	Except as otherwise provided herein, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Class B Common
Stock, or if there are no longer separate classes of Common Stock, the holders of shares of Common Stock, shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.
          	(c) 	(i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time as all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment.  During each default period, all holders of Preferred Stock and any other series of
Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect two
Directors.
               	(ii) 	During any default period, such voting right of the
holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph 3(c)(iii) hereof or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders;
provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy.  The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right.  At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two Directors or, if such right is exercised at an annual meeting, to elect two Directors.  If the number that may be so elected at any special meeting does not amount to the required number, the holders of the
Preferred Stock shall have the right to make such increase in the number of
Directors as shall be necessary to permit the election by them of the required number.  After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series
A Preferred Stock.
               	(iii) 	Unless the holders of Preferred Stock shall,
during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the Chief Executive Officer, the President, any Executive
Vice President, any Senior Vice President or the Secretary or any Assistant
Secretary of the Corporation.  Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph 3(c)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder's address as the same appears on the books of the Corporation.  Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series.  Notwithstanding the provisions of this paragraph 3(c)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.
               	(iv) 	In any default period, the holders of Common Stock, and
other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred
Stock shall have exercised their right to elect two Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of
Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y)
any vacancy in the Board of Directors may (except as provided in paragraph
3(c)(ii) hereof) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock that elected the
Director whose office shall have become vacant.  References in this paragraph
3(c) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.
               	(v) 	Immediately upon the expiration of a default period, (x)
the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or Bylaws irrespective of any increase made pursuant to the provisions of paragraph
3(c)(ii) hereof (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws).  Any vacancies in the Board of Directors effected by the provisions of clauses (y)
and (z) in the preceding sentence may be filled by a majority of the remaining
Directors.
          	(d) 	The Certificate of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.
          	(e) 	Except as otherwise provided herein, holders of Series A
Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

Section 4.  Certain Restrictions.
          	(a) 	Whenever quarterly dividends or other dividends or
distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:
               	(i) 	declare or pay dividends on, or make any other
distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
               	(ii) 	declare or pay dividends on, or make any other
distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
               	(iii) 	redeem, purchase or otherwise acquire for value
any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or
               	(iv) 	redeem, purchase or otherwise acquire for value any
shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
          	(b) 	The Corporation shall not permit any subsidiary of the
Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph 4(a), purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.

Section 6. Liquidation, Dissolution and Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $0.10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, Etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The Series A Preferred Stock shall not be redeemable.

Section 9. Rank. The Series A Preferred Stock shall rank junior (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

Section 10. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock

IN WITNESS WHEREOF, we have executed and subscribed this Certificate this ______ day of May, 2000.



		Richard C. Adkerson



		Douglas N. Currault II


                            	EXHIBIT B


                    	[FORM OF RIGHT CERTIFICATE]


                     No. R-	_______________ Rights


NOT EXERCISABLE AFTER THE EARLIER OF MAY 16, 2010 AND THE DATE ON WHICH THE RIGHTS EVIDENCED HEREBY ARE REDEEMED OR EXCHANGED BY THE COMPANY AS SET FORTH IN THE RIGHTS AGREEMENT. AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED OR TRANSFERRED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.


                          	RIGHT CERTIFICATE

                	FREEPORT-McMoRan COPPER & GOLD INC.

     This Right Certificate certifies that ______________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the holder (upon the terms and subject to the conditions set forth in the Rights Agreement dated as of May 3, 2000 and as amended from time to time (the "Rights Agreement") between Freeport-McMoRan Copper & Gold Inc., a
Delaware corporation (the "Company"), and ChaseMellon Shareholder Services,
L.L.C., a New Jersey limited liability company (the "Rights Agent")) to purchase from the Company, at any time after the Distribution Date and prior to the
Expiration Date, ___ one-hundredth[s] of a fully paid, nonassessable share of
Series A Participating Cumulative Preferred Stock (the "Preferred Stock") of the
Company at a purchase price of $60.00 per one one-hundredth of a share (the
"Purchase Price"), payable in lawful money of the United States of America, upon surrender of this Right Certificate, with the form of election to purchase and related certificate duly executed, and payment of the Purchase Price at an office of the Rights Agent designated for such purpose.
Terms used herein and not otherwise defined herein have the meanings assigned to them in the Rights Agreement.
The number of Rights evidenced by this Right Certificate (and the number and kind of shares issuable upon exercise of each Right) and the Purchase Price set forth above are as of May 3, 2000, and may have been or in the future be adjusted as a result of the occurrence of certain events, as more fully provided in the Rights Agreement.
Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Right Certificate are beneficially owned by (a) an Acquiring Person or an
Associate or Affiliate of an Acquiring Person, (b) a transferee of an Acquiring
Person (or any such Associate or Affiliate) who becomes a transferee after the
Acquiring Person becomes such, or (c) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person (or any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the
Acquiring Person becoming such, then the Rights evidenced by this Rights
Certificate shall become null and void, and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section
11(a)(ii) Event.
This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights
Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the
Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.
Upon surrender at the office of the Rights Agent designated for such purpose and subject to the terms and conditions set forth in the Rights Agreement, any
Rights Certificate or Certificates may be transferred or exchanged for another
Rights Certificate or Certificates evidencing a like number of Rights as the
Rights Certificate or Certificates surrendered.
Subject to the provisions of the Rights Agreement, the Board of Directors of the
Company may, at its option,
          	(a) 	at any time prior to the earlier of (i) the occurrence of a
Section 11(a)(ii) Event and (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per
Right; or
          	(b) 	at any time after any Person becomes an Acquiring Person (but before such Person becomes the Beneficial Owner of 50% or more of the shares of
Common Stock then outstanding or of 50% or more of the shares of Class A Common
Stock or Class B Common Stock then outstanding), exchange all or part of the then outstanding Rights (other than Rights held by the Acquiring Person and certain related Persons) for shares of Class B Common Stock at an exchange ratio of one share of Class B Common Stock per Right.  If the Rights shall be exchanged in part, the holder of this Right Certificate shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exchanged.
No fractional shares of Preferred Stock are required to be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights
Agreement.  If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or
Certificates for the number of whole Rights not exercised.
No holder of this Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of capital stock which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right
Certificate shall have been exercised as provided in the Rights Agreement.
This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal by on of its authorized officers.

     Dated as of 	, 20__

				FREEPORT-McMoRan COPPER & 	GOLD INC.



	By:
		Title:





Countersigned:

CHASEMELLON SHAREHOLDER SERVICES, L.L.C., as Rights Agent



By:
	Authorized Signatur

                  	Form of Reverse Side of Right Certificate


                            	FORM OF ASSIGNMENT


                 	(To be executed if the registered holder desires to transfer the Right Certificate.)


FOR VALUE RECEIVED

hereby sells, assigns and transfers unto


	(Please print name and address of transferee)



this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________________, 20__



		Signature

Signature Guaranteed

                            	CERTIFICATE


     The undersigned hereby certifies by checking the appropriate boxes that:
     	(1)	the Rights evidenced by this Right Certificate ___are ___are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);
     	(2)	after due inquiry and to the best knowledge of the undersigned, it
___did ___did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

     Dated: __________, 20__
	Signature




     The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


                    	FORM OF ELECTION TO PURCHASE


	(To be executed if the registered holder desires to exercise Rights represented by the Right Certificate.)

To:	Freeport-McMoRan Copper & Gold Inc.

     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such securities be issued in the name of and delivered to:
     Please insert social security
or other identifying number


	(Please print name and address)
	If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:
     Please insert social security
or other identifying number


	(Please print name and address)


Dated: ________________, 20__


	Signature

Signature Guaranteed

                           	CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:
     	(1)	the Rights evidenced by this Right Certificate ___are ___are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);
     	(2)	after due inquiry and to the best knowledge of the undersigned, it
___did ___did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
     Dated: ____________, 20__
	Signature




The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.


                              	EXHIBIT C


AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED OR TRANSFERRED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.



                           	SUMMARY OF RIGHTS

                  	FREEPORT-McMoRan COPPER & GOLD INC.

                       	STOCKHOLDER RIGHTS PLAN
                          	dated May 3, 2000
                           	Summary of Terms


Form of Security	The Board has declared a dividend of one preferred stock
purchase right for each outstanding share of the Company's Common Stock, payable to holders of record as of the Close of Business on May 16, 2000 (each a "Right" and collectively, the "Rights")

Transfer	Prior to the Distribution Date, the Rights generally will be evidenced by the certificates for and will be transferred with the Common Stock, and the registered holders of the Common Stock will be deemed to be the registered holders of the Rights.

	After the Distribution Date, the Rights Agent will mail separate certificates evidencing the Rights to each record holder of the Common Stock as of the close of business on the Distribution Date, and thereafter the Rights will be transferable separately from the Common Stock.

Exercise	Prior to the Distribution Date, the Rights will not be exercisable.

	After the Distribution Date, prior to the occurrence of an event described below under "Flip-In" and "Flip-Over", each Right will be exercisable to purchase, for $60.00 (the "Purchase Price"), one one-hundredth of a share of Series A Participating Cumulative Preferred Stock, par value $0.10 per share, of the Company.

Flip-In	If any person or group (an "Acquiring Person") becomes the
beneficial owner of the Threshold Percentage, then each Right (other than Rights beneficially owned by the Acquiring Person and certain affiliated persons) will entitle the holder to purchase, for the Purchase Price, a number of shares of the Company's Class B Common Stock or, if the common stock of the Company is no longer divided into separate classes, shares of the Company's Common Stock, having a market value of twice the Purchase Price. "Threshold Percentage" means
(i) as long as that certain Agreement dated as of May 2, 1995, by and between the Company and Rio Tinto Indonesia Limited ("Rio Tinto") remains in effect, with respect to Rio Tinto and its Affiliates and Associates, that percentage of Class A Common Stock, Class B Common Stock or Common Stock that would result in Rio Tinto and its Affiliates and Associates having Beneficial Ownership of shares of Company Voting Stock equal to or greater than the Majority Shares; provided that, solely for purposes of such calculation, the shares of Company Voting Stock issuable upon exercise of warrants, options or other rights, or upon conversion or exchange of convertible or exchangeable securities, owned by Rio Tinto and its Affiliates and Associates, shall be treated as outstanding Company Voting Stock; and (ii) with respect to any other Person and its Affiliates and Associates, (a) 20% of all then-outstanding Common Stock, (b) 20% of all then-outstanding Class A Common Stock or (c) 20% of all then-outstanding Class B Common Stock.

Flip-Over	If, after any person has become an Acquiring Person, (1) the Company is involved in a merger or other business combination in which the Company is not the surviving corporation or its Common Stock is exchanged for other securities or assets or (2) the Company and/or one or more of its subsidiaries sell or otherwise transfer assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries, taken as a whole, then each Right will entitle the holder to purchase, for the Purchase
Price, a number of shares of common stock of the other party to such business combination or sale (or in certain circumstances, an affiliate) having a market value of twice the Purchase Price.

Exchange	At any time after any person has become an Acquiring Person (but before any person becomes the beneficial owner of 50% or more of the Company's Common Stock, or 50% or more of the Company's Class A Common Stock or Class B Common Stock), the Board may exchange all or part of the Rights (other than the Rights beneficially owned by the Acquiring Person and certain affiliated persons) for shares of Class B Common Stock at an exchange ratio of one share of Class B Common Stock per Right.

Redemption	The Board may redeem all of the Rights at a price of $0.01 per Right at any time prior to the time that any person becomes an Acquiring Person.

Expiration	The Rights will expire on May 16, 2010, unless earlier exchanged or redeemed.

Amendments	For so long as the Rights are redeemable, the Rights Agreement may be amended in any respect.

	At any time after the Rights are no longer redeemable, the Rights Agreement may not be amended in any respect that would adversely affect the Rights holders (other than any Acquiring Person and certain affiliated persons) or cause the Rights again to become redeemable.

Voting Rights	A rights holder has no rights as a stockholder of the Company, including the right to vote and to receive dividends.

Antidilution Provisions	The Rights Agreement includes standard antidilution
provisions designed to protect the efficacy of the Rights.

Taxes	While the dividend of the Rights will not be taxable to stockholders or to the Company, stockholders or the Company may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable as set forth above.

Legend	Common Stock certificates issued after May 16, 2000 will contain a legend referring to the Rights discussed herein. With respect to currently outstanding Common Stock certificates, the Rights discussed herein will be evidenced by such certificates registered in the names of the holders thereof, with or without a copy of this Summary of Rights.



A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended from time to time, the complete terms of which are hereby incorporated by reference.